EXHIBIT 99.1
                                                                    ------------


One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5146
Fax (914) 921-5392               [LOGO]            Gabelli Asset Management Inc.
WWW.GABELLI.COM



For Immediate Release:                         Contact: Michael R. Anastasio
                                                        Chief Accounting Officer
                                                        (914) 921-5147

                                                         For further information
                                                         please visit
                                                         www.gabelli.com
                                                         ---------------

               GABELLI REPORTS LOWER REVENUE AND EARNINGS FOR 2003
                        - FOURTH QUARTER RECORDS POSTED -
          ASSETS UNDER MANAGEMENT GAIN 29.7% TO A RECORD $27.6 BILLION

     Rye, New York, January 29, 2004 - Gabelli Asset Management Inc. (NYSE: GBL) today reported revenues of $61.6 million for the fourth quarter ended December 31, 2003 up 30.5% from the $47.2 million generated in the fourth quarter of 2002. Net income for the quarter was a record at $16.7 million or $0.54 per diluted share versus $12.5 million or $0.41 per diluted share in the prior year's quarter.

     For the full year ended December 31, 2003 revenues were $207.4 million, a decline of 1.2% from prior year revenues of $210 million. Operating income before management fee was $83.7 million, down 15.6% from $99.2 million in the full year of 2002. Contributing to the decline in operating income were stock option expense, higher compensation costs related to research, sales and investment professionals, acquisition expenses, expenses related to the offering of new products and a rise in other operating costs, partly related to Sarbanes-Oxley. The costs related to this last item include accounting, legal and insurance. Management remains diligent in meeting all new regulatory requirements, and in a cost efficient way.

     Net income for 2003 was $49.8 million or $1.65 per diluted share versus $53.3 million or $1.76 per diluted share for 2002.

FINANCIAL RESULTS

     Assets under management rose to a record $27.6 billion on December 31, 2003, up 18.8% from the September 30, 2003 level of $23.2 billion and 29.7% from the $21.2 billion on December 31, 2002. During the quarter, we raised $1.46 billion with the initial public offering of the Gabelli Dividend & Income Trust (NYSE: GDV). Average total assets under management were $25.5 billion in the year-end quarter, up 13.9% from average total assets of $22.4 billion in the last quarter of 2002.

     Our GAMCO (Gabelli Asset Management Company) institutional and high net worth separate accounts business had final quarter net cash inflows of $166 million. Assets under management in our separately managed equity accounts on December 31, 2003 were $13.0 billion, 30.4% ahead of the $10.0 billion on December 31, 2002, and 15.3% higher than the $11.3 billion on September 30, 2003.

     Our mutual fund net cash inflows, mostly traceable to our new closed-end fund, were $1.4 billion in the fourth quarter of 2003. As a result, mutual fund assets were $13.3 billion at year-end, up 32.4% from $10.1 billion at the end of 2002.

     Commission revenues for our institutional research boutique, Gabelli & Company Inc., increased $1.3 million or 41.5% during the fourth quarter of 2003 versus the 2002 quarter.

     For 2003, variable expenses increased to 43.9% from 41.5% traceable mostly to a shift in revenue mix, and the accounting for costs related to the acquisition of Woodland and Grove in 2002's fourth quarter.

     Expenses not directly tied to revenues increased $3.2 million over the prior year's quarter with the majority of this increase attributable to the addition of research analysts and marketing professionals, stock option expense ($435,000 vs. $72,000 for the quarter and $1,554,000 vs. $254,000 for the full year), the effect of incentive compensation versus the final quarter of 2002 which benefited from year-end adjustment in bonus accruals and other operating expenses, including insurance, legal and accounting costs. For 2003, these expenses rose $8.9 million as higher costs primarily related to the addition of research analysts, marketing and investment professionals, higher bonuses and other operating expenses including Sarbanes Oxley related costs. Management fee expense, a totally variable cost based on pre-tax profits, declined 5.6% to $9.0 million for the full year of 2003, but was up to $3 million in the fourth quarter.

     Investment income increased $5.3 million to $8.9 million during the fourth quarter of 2003 and $13.0 million to $21.1 million for the full year 2003 versus their comparable 2002 periods. Results in the fourth quarter of 2003 included $1.8 million from the partial harvesting of a $100,000 venture capital investment made in 2001 through our 92% owned subsidiary, Gabelli Securities, Inc. Interest expense rose to $4.0 million during the last quarter of 2003 compared to $3.0 million in the prior year's quarter. For 2003, interest expense was up 23.9% to $14.8 million due mostly to the May 2003 issuance of $100 million of 5.5% senior notes. This increase was offset in part by a one-percentage point decrease in the interest rate on our $100 million convertible note from 6% to 5% in mid-August.

     The effective tax rate for 2003 was 37.4% versus 37.6% in 2002 traceable to the effect of a dividend received deduction related to a $518,000 dividend in the third quarter from our Westwood Holdings Group, Inc. investment. The increase in minority interest expense for both the three and twelve months ended December 31, 2003 versus the prior year periods is largely the result of increased earnings from our alternative investment products and income from our investments at our 92% owned subsidiary, Gabelli Securities, Inc.

     Implementation of FASB Interpretation No. 46 has been deferred to the end of the first quarter of 2004.

INVESTMENT AND BUSINESS ITEMS

     o The Gabelli Dividend & Income Trust (NYSE: GDV), our new closed-end fund investing primarily in dividend-paying equity securities, completed its initial public offering in November issuing 73 million shares at an initial price of $20 per share, generating gross proceeds of $1.46 billion. The Fund's shares commenced trading on the New York Stock Exchange on November 25th. During January, the Fund issued an additional 9.7 million shares in conjunction with the exercise of the underwriters' over allotment option and received additional gross proceeds of $194 million.

     o Assets of each of our three advisory business segments, GAMCO, Gabelli Funds, and Alternative Investments are at record levels.

     o GAMCO separate account AUM levels eclipsed the prior quarter-end values by over $1.8 billion. The major factor contributing to this accelerating asset growth was solid performance from all equity portfolios.

                             GAMCO VALUE 1977-2003

                                   GAMCO     S&P 500   RUSSELL 2000   CPI+10

     Number of Up Years              23        21          19*

     Number of Down Years             3         5           7

     Years GAMCO Beat Index                    18          18*         17

     Total Return (CARR)(a)        18.4%     13.4%           *         14.3%

     Beta                          0.77

 *  Calculation of Russell 2000 commenced 1/1/79
(a) Annual periods ending December 31, 2003

          Doug Jamieson, COO of GAMCO, indicated that GAMCO's historical performance coupled with renewed interest from investors seeking to rebalance their portfolios and reallocate from fixed income to tax-sensitive, separately managed equity accounts will continue to provide a fertile opportunity in 2004. We note again that GAMCO revenues are based largely on quarterly billings which lag changes in the market.

     o Our ABC Fund, one of a handful of equity funds in the U.S to enjoy absolute returns for each year since inception (1993), is about to reopen. This fund has reduced its advisory fee to fifty basis points and has waived the 12b-1 fee. It will reopen with the same reduced fee until it becomes more fully invested. Subject to approval by the directors of this fund, the 12b-1 will be eliminated.

     o Our Alternative Investment business completed the year with significant additional global distribution platforms and new products.

          - We further extended our long-term relationship with Global Asset Management (a subsidiary of Zurich-based UBS AG) with products for both U.S. and non-U.S. investors seeking exposure to our distinctive event-driven value style in a U. S. Long/Short portfolio context.

          - The performance of our merger arbitrage partnerships benefited from increased deal activity both in the U.S. and internationally.

     o Gabelli & Company, Inc. hosted its 27th Annual Automotive Aftermarket Symposium in November in Las Vegas, where portfolio managers and securities analysts met with senior management from automotive parts suppliers, retailers, and manufacturers. AutoNation, AutoZone, Dana and Navistar were among the 23 leading companies making presentations which provided insights on their industries, competition, regulatory issues and the challenges and opportunities for their individual businesses.

     o Gabelli & Company Inc. was a leader in the underwriting group that led the initial public offering of the Gabelli Dividend & Income Trust.

     o Our corporate investment portfolio, consisting of both proprietary and strategic external investments, contributed to our overall results for the year, more than offsetting increased interest expense.

     o Our internal review regarding regulatory matters is ongoing and once all the pertinent facts are in, we will provide an update to our press release (update#2) issued on November 19, 2003.

SHAREHOLDER INITIATIVES

     We paid our first dividend of $0.02 per share on December 15, 2003 to our Class A shareholders of record on December 1, 2003. The holders of Gabelli's Class B Common Stock agreed to waive receipt of this dividend or $460,000.

     During the fourth quarter of 2003, we bought back 49,400 shares at an average cost of $35.18 per share. We initiated a stock buyback program in March of 1999. Since that time, 1,177,349 Class A shares have been repurchased through December 2003 at an average cost of $25.65 per share, including 56,922 shares in 2003. At year-end 2003, $12.1 million remained available for future share purchases.

FINANCIAL STRENGTH AND FLEXIBILITY

     Our balance sheet strengthened again during the quarter. Overall, we ended the year with roughly $610 million in cash and marketable securities. In addition, we increased our ownership of Westwood Holdings (WHG-NYSE) to nearly 12% representing an investment of $11.6 million and invested $45 million in GDV. Our debt consists of a $100 million ten-year convertible note, $100 million of 5.5% senior notes, and $84 million of mandatory convertible securities which will be exchanged in February 2005 for approximately two million Class A common shares. Expressed another way, and allowing for exchange of our mandatory convertible securities at the maximum amount for 2.1 million shares, we had $14.80 cash per share net of all debt.

     Stockholders' equity, on a GAAP basis, was $378 million on December 31, 2003 compared with $322 million on December 31, 2002. We repurchased 20,600 shares of our mandatory convertible securities during 2003, bringing the total shares repurchased since May 2002 to 238,800 at a total cost of $5.2 million. An additional 461,200 shares remain to be repurchased under this program.

OUTLOOK

     We positioned GBL last year to renewed growth by adding to our research and sales staff in the U.S. and abroad. We were prepared for the market's recovery. We now will add staff to assist in the execution of our business plan.

     Mario Gabelli's view on the overall equity market for 2004 may be gleaned from recently published comments in Barron's Year End Roundtable.
(www.gabelli.com)
 ---------------

     As for our own investment portfolio, an increase in merger activity will provide a good tail wind to results through our investment in our own products.

NOTES ON NON-GAAP FINANCIAL MEASURES

A. Cash and investments as adjusted have been computed as follows: (in millions)

                                                          12/31/02     12/31/03
                                                          --------     --------
Cash and cash equivalents                                 $  311.4     $  386.5
Investments (marketable securities)                          217.5        228.0
                                                          --------     --------
Total cash and investments (marketable securities)           528.9        614.5
Amounts payable to brokers                                   (17.2)        (5.7)
                                                          --------     --------
Adjusted cash and investments (marketable securities)     $  511.7     $  608.8
Investments (available for sale)                               5.9         67.4
                                                          --------     --------
Total adjusted cash and investments                       $  517.6     $  676.2
                                                          ========     ========

     We believe cash and investments as adjusted is a more useful measure of the company's liquidity for analytical purposes.

     Amounts payable to broker reflects cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to year end.

B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

Assets Under Management

     The company reported assets under management as follows:

 TABLE I:

                                                                  Assets Under Management (in millions)
                                                                  -------------------------------------

                                                                     December 31
                                                              ------------------------             %
                                                                2002            2003           Inc. (Dec.)
                                                              --------        --------         -----------
Mutual Funds:
   Open End                                                   $  6,482        $  8,088             24.8%
   Closed End                                                    1,609           3,530            119.4
   Fixed Income                                                  1,977           1,714            (13.3)
                                                              --------        --------
Total Mutual Funds                                              10,068          13,332             32.4
                                                              --------        --------
Institutional & High Net Worth Separate Accounts:
   Equities                                                      9,990          13,031             30.4
   Fixed Income                                                    613             504            (17.8)
                                                              --------        --------
Total Institutional & High Net Worth Separate Accounts          10,603          13,535             27.7
                                                              --------        --------
Alternative Investments                                            578             692             19.7
                                                              --------        --------
Total Assets Under Management                                 $ 21,249        $ 27,559             29.7
                                                              ========        ========



TABLE II:

                                                          Fund Flows - 4th Quarter 2003 (in millions)
                                                   ---------------------------------------------------------
                                                                                    Market
                                                 September 30,       Net         Appreciation /     December 31,
                                                     2003         Cash Flows     (Depreciation)        2003
                                                   --------        --------         --------         --------
Mutual Funds:
    Equities                                       $  9,041        $  1,464         $  1,113         $ 11,618
    Fixed Income                                      1,783             (72)               3            1,714
                                                   --------        --------         --------         --------
Total Mutual Funds                                   10,824           1,392            1,116           13,332
                                                   --------        --------         --------         --------
Institutional & HNW Separate Accounts
    Equities                                         11,304             166            1,561           13,031
    Fixed Income                                        391             112                1              504
                                                   --------        --------         --------         --------
Total Institutional & HNW Separate Accounts          11,695             278            1,562           13,535
                                                   --------        --------         --------         --------

Alternative Investments                                 687             (20)              25              692
                                                   --------        --------         --------         --------
Total Assets Under Management                      $ 23,206        $  1,650         $  2,703         $ 27,559
                                                   ========        ========         ========         ========

TABLE III:

                                                        Assets Under Management (in millions)
                                               --------------------------------------------------------      % Increase/(decrease)
                                                 12/02       3/03        6/03        9/03       12/03         9/03         12/02
                                               --------    --------    --------    --------    --------     --------     --------
Mutual Funds
   Open end                                    $  6,482    $  6,213    $  7,118    $  7,280    $  8,088         11.1%         24.8%
   Closed end                                     1,609       1,545       1,646       1,761       3,530        100.5         119.4
   Fixed income                                   1,977       1,916       1,880       1,783       1,714         (3.9)        (13.3)
                                               --------    --------    --------    --------    --------
Total Mutual Funds                               10,068       9,674      10,644      10,824      13,332         23.2          32.4
                                               --------    --------    --------    --------    --------
Institutional & HNW Separate Accounts:
   Equities                                       9,990       9,247      10,820      11,304      13,031         15.3          30.4
   Fixed Income                                     613         547         404         391         504         28.9         (17.8)
                                               --------    --------    --------    --------    --------
Total Institutional & HNW Separate Accounts      10,603       9,794      11,224      11,695      13,535         15.7          27.7
                                               --------    --------    --------    --------    --------
Alternative Investments                             578         585         625         687         692          0.7          19.7
                                               --------    --------    --------    --------    --------
Total Assets Under Management                  $ 21,249    $ 20,053    $ 22,493    $ 23,206    $ 27,559         18.8          29.7
                                               ========    ========    ========    ========    ========

TABLE IV

                          GABELLI ASSET MANAGEMENT INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS ENDED
                                                            DECEMBER 31,                            DECEMBER 31,
                                                      ------------------------                ------------------------
                                                                                   % INC.                                  % INC.
                                                         2002          2003        (DEC.)        2002          2003        (DEC.)
                                                      ----------    ----------   ----------   ----------    ----------   ----------
Revenues ..........................................   $   47,205    $   61,605       30.5%    $  209,959    $  207,437      (1.2%)

Expenses ..........................................       25,271        35,996       42.4        110,764       123,721      11.7
                                                      ----------    ----------                ----------    ----------

Operating income before management fee ............       21,934        25,609       16.8         99,195        83,716     (15.6)

Investment income .................................        3,543         8,863      150.2          8,110        21,140     160.7
Interest expense ..................................       (3,006)       (4,048)      34.7        (11,977)      (14,838)     23.9
                                                      ----------    ----------                ----------    ----------
Other income (expense), net .......................          537         4,815      796.6         (3,867)        6,302     263.0
                                                      ----------    ----------                ----------    ----------

Income before management fee, income taxes and
   minority interest ..............................       22,471        30,424       35.4         95,328        90,018      (5.6)
   Management fee .................................        2,247         3,043                     9,533         9,002
                                                      ----------    ----------                ----------    ----------
Income before income taxes and minority interest ..       20,224        27,381                    85,795        81,016
   Income taxes ...................................        7,604        10,295                    32,259        30,339
   Minority interest ..............................          131           428                       224           833
                                                      ----------    ----------                ----------    ----------
Net income ........................................   $   12,489    $   16,658       33.4     $   53,312    $   49,844      (6.5)
                                                      ==========    ==========                ==========    ==========

Net income per share:
Basic .............................................   $     0.42    $     0.55       31.0     $     1.77    $     1.66      (6.2)
                                                      ==========    ==========                ==========    ==========

Diluted ...........................................   $     0.41    $     0.54       31.7     $     1.76    $     1.65      (6.3)
                                                      ==========    ==========                ==========    ==========

Weighted average shares outstanding:
 Basic ............................................       30,062        30,065        0.0         30,092        30,018      (0.2)
                                                      ==========    ==========                ==========    ==========

 Diluted ..........................................       30,204        32,155        6.5         30,302        32,081       5.9
                                                      ==========    ==========                ==========    ==========

Reconciliation of Non-GAAP Financial Measures
 to GAAP:
Operating income before management fee ............   $   21,934    $   25,609       16.8     $   99,195    $   83,716     (15.6)
Deduct:  management fee ...........................        2,247         3,043                     9,533         9,002
                                                      ----------    ----------                ----------    ----------
Operating income ..................................   $   19,687    $   22,566       14.6     $   89,662    $   74,714     (16.7)
                                                      ----------    ----------                ----------    ----------
Operating margin before management fee ............         46.5%         41.6%                     47.2%         40.4%
Operating margin after management fee .............         41.7%         36.6%                     42.7%         36.0%
                                                      ----------    ----------                ----------    ----------

TABLE V

                          GABELLI ASSET MANAGEMENT INC.
         UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              2002
                                         -----------------------------------------------------------------------------
                                             1ST              2ND              3RD              4TH
                                           QUARTER          QUARTER          QUARTER          QUARTER          TOTAL
                                         ----------       ----------       ----------       ----------       ----------
Income Statement Data:

Revenues                                 $   58,032       $   57,402       $   47,320       $   47,205       $  209,959

Expenses                                     29,915           30,533           25,045           25,271          110,764
                                         ----------       ----------       ----------       ----------       ----------

Operating income before
   management fee                            28,117           26,869           22,275           21,934           99,195


Investment income                             2,093            1,144            1,330            3,543            8,110
Interest expense                             (2,728)          (3,186)          (3,057)          (3,006)         (11,977)
                                         ----------       ----------       ----------       ----------       ----------
Other income (expense), net                    (635)          (2,042)          (1,727)             537           (3,867)
                                         ----------       ----------       ----------       ----------       ----------

Income before
   management fee,
   income taxes and
   minority interest                         27,482           24,827           20,548           22,471           95,328

Management fee                                2,748            2,483            2,055            2,247            9,533
                                         ----------       ----------       ----------       ----------       ----------

Income before income
   taxes and  minority interest              24,734           22,344           18,493           20,224           85,795

Income taxes                                  9,300            8,401            6,954            7,604           32,259
Minority interest                                45                2               46              131              224
                                         ----------       ----------       ----------       ----------       ----------

Net income                               $   15,389       $   13,941       $   11,493       $   12,489       $   53,312
                                         ==========       ==========       ==========       ==========       ==========

Net income per share:
    Basic                                $     0.51       $     0.46       $     0.38       $     0.42       $     1.77
                                         ==========       ==========       ==========       ==========       ==========

    Diluted                              $     0.51       $     0.46       $     0.38       $     0.41       $     1.76
                                         ==========       ==========       ==========       ==========       ==========

Weighted average shares outstanding:
    Basic                                    29,941           30,222           30,141           30,062           30,092
                                         ==========       ==========       ==========       ==========       ==========

    Diluted                                  32,164           32,327           30,296           30,204           30,302
                                         ==========       ==========       ==========       ==========       ==========

Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee                        $   28,117       $   26,869       $   22,275       $   21,934       $   99,195
Deduct:  management fee                       2,748            2,483            2,055            2,247            9,533
                                         ----------       ----------       ----------       ----------       ----------
Operating income                         $   25,369       $   24,386       $   20,220       $   19,687       $   89,662
                                         ----------       ----------       ----------       ----------       ----------
Operating margin before management fee         48.5%            46.8%            47.1%            46.5%            47.2%
Operating margin after management fee          43.7%            42.5%            42.7%            41.7%            42.7%
                                         ----------       ----------       ----------       ----------       ----------



                          GABELLI ASSET MANAGEMENT INC.
         UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              2003
                                         -----------------------------------------------------------------------------
                                             1ST              2ND              3RD              4TH
                                           QUARTER          QUARTER          QUARTER          QUARTER          TOTAL
                                         ----------       ----------       ----------       ----------       ----------
Income Statement Data:

Revenues                                 $   46,053       $   47,956       $   51,823       $   61,605       $  207,437

Expenses                                     28,044           29,454           30,227           35,996          123,721
                                         ----------       ----------       ----------       ----------       ----------

Operating income before
   management fee                            18,009           18,502           21,596           25,609           83,716


Investment income                             1,690            6,079            4,508            8,863           21,140
Interest expense                             (3,011)          (3,605)          (4,174)          (4,048)         (14,838)
                                         ----------       ----------       ----------       ----------       ----------
Other income (expense), net                  (1,321)           2,474              334            4,815            6,302
                                         ----------       ----------       ----------       ----------       ----------

Income before
   management fee,
   income taxes and
   minority interest                         16,688           20,976           21,930           30,424           90,018

Management fee                                1,669            2,097            2,193            3,043            9,002
                                         ----------       ----------       ----------       ----------       ----------

Income before income
   taxes and  minority interest              15,019           18,879           19,737           27,381           81,016

Income taxes                                  5,647            7,099            7,298           10,295           30,339
Minority interest                                45              223              137              428              833
                                         ----------       ----------       ----------       ----------       ----------


Net income                               $    9,327       $   11,557       $   12,302       $   16,658       $   49,844
                                         ==========       ==========       ==========       ==========       ==========

Net income per share:
    Basic                                $     0.31       $     0.38       $     0.41       $     0.55       $     1.66
                                         ==========       ==========       ==========       ==========       ==========

    Diluted                              $     0.31       $     0.38       $     0.41       $     0.54       $     1.65
                                         ==========       ==========       ==========       ==========       ==========

Weighted average shares outstanding:
    Basic                                    29,918           30,025           30,061           30,065           30,018
                                         ==========       ==========       ==========       ==========       ==========

    Diluted                                  30,031           30,139           32,170           32,155           32,081
                                         ==========       ==========       ==========       ==========       ==========

Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee                        $   18,009       $   18,502       $   21,596       $   25,609       $   83,716
Deduct:  management fee                       1,669            2,097            2,193            3,043            9,002
                                         ----------       ----------       ----------       ----------       ----------
Operating income                         $   16,340       $   16,405       $   19,403       $   22,566       $   74,714
                                         ----------       ----------       ----------       ----------       ----------
Operating margin before management fee         39.1%            38.6%            41.7%            41.6%            40.4%
Operating margin after management fee          35.5%            34.2%            37.4%            36.6%            36.0%
                                         ----------       ----------       ----------       ----------       ----------


TABLE VI

                          GABELLI ASSET MANAGEMENT INC.
            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)


                                                        December 31,        December 31,
                                                            2002                2003
                                                        ------------        ------------
ASSETS                                                                       (unaudited)
Cash and cash equivalents ......................        $    311,430        $    386,511
Investments ....................................             223,398             295,411
Receivables ....................................              32,238              39,667
Other assets ...................................              15,665              14,922
                                                        ------------        ------------

     Total assets ..............................        $    582,731        $    736,511
                                                        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable ...........................        $     18,459        $     25,552
Income taxes payable ...........................               9,196              12,323
Accrued expenses and other liabilities .........              41,176              27,900
                                                        ------------        ------------
     Total operating liabilities ...............              68,831              65,775

5.5% Senior notes ..............................                --               100,000
5% Convertible note ............................             100,000             100,000
Mandatory convertible securities ...............              84,545              84,030
                                                        ------------        ------------
     Total liabilities .........................             253,376             349,805

Minority interest ..............................               7,562               8,395

Stockholders' equity ...........................             321,793             378,311
                                                        ------------        ------------

Total liabilities and stockholders' equity .....        $    582,731        $    736,511
                                                        ============        ============